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                                                                      Exhibit IV

                             MODIFICATION AGREEMENT
                             ----------------------
               (First Amendment to Security Agreement (Canadian))

         THIS MODIFICATION AGREEMENT is dated for reference December 12, 2001.

AMONG:

         ELEPHANT & CASTLE GROUP INC.

         (the "Debtor")


AND:

         THE ELEPHANT AND CASTLE CANADA INC.

         (the "Subsidiary")


AND:

         GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP

         (the "Secured Party")


WHEREAS:

A. The Debtor, the Subsidiary and the Secured Party have agreed to amend and restate that certain Note, Stock Purchase and Warrant Agreement dated as of November 30, 1995 pursuant to the agreement entitled the "Amended and Restated Note, Stock Purchase and Warrant Agreement" dated for reference December 12, 2001 among the same parties (as the same may be further amended, extended, renewed, replaced, restated and in effect form time to time the "Amended and Restated Note, Stock Purchase and Warrant Agreement");

B. In connection with the Amended and Restated Note, Stock Purchase and Warrant Agreement the Debtor and the Subsidiary desire to amend that certain security agreement (the "Security Agreement") dated as of October 6, 1999 among the Debtor, the Subsidiary and the Secured Party; AND

C. Capitalized terms unless otherwise defined herein shall have the meaning attributed thereto in the Security Agreement.

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D.       It is a condition to the Secured Party entering into the Amended and
         Restated Note, Stock Purchase and Warrant Agreement, that the Debtor and the Subsidiary execute this Modification Agreement.

NOW THEREFORE WITNESSETH that in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereby agree as follows:

1.       Amendment to the Security Agreement
         -----------------------------------

         The Debtor and Subsidiary agree that the Security Agreement is amended by:

         (a) deleting the first recital and substituting the following therefor:


                  "WHEREAS, the Debtor and the Secured Party have entered into that certain Note, Stock Purchase and Warrant Agreement dated November 30, 1995 (as amended and restated by that certain Amended and Restated Note, Stock Purchase and Warrant Agreement dated for reference December 12, 2001 and as may from time to time be further amended, extended, renewed, replaced, restated and in effect from time to time the "Note, Stock Purchase and Warrant Agreement") and, pursuant to the Note, Stock Purchase and Warrant Agreement, the Debtor has executed and delivered to the Secured Party the amended and restated notes (the "Notes") in the aggregate principal amount of U.S.$10,000,000. Terms used herein not otherwise defined shall have the meaning ascribed thereto in the Note, Stock Purchase and Warrant Agreement"; and

         (b) deleting the second recital and substituting the following therefor:


                  "WHEREAS the Secured Party and the Debtor desire to continue the security interest in the Collateral in full force and effect as security for the repayment of the Notes and the Debtor and the Subsidiary have agreed to execute this Agreement and, pursuant hereto, to pledge the Collateral (as hereinafter defined) as security for the prompt satisfaction of the Secured Obligations (as hereinafter defined)."

         (c)      section 1.1(a) is hereby amended by deleting clauses (iv) and
                  (vi) thereof in their entirety and substituting the following in lieu thereof:

                           "(iv) all equipment now owned or hereafter acquired either by the Debtor or by the Subsidiary, in all of its forms, located in Canada on all properties now owned or leased by the Debtor or the Subsidiary, a list of properties currently owned or leased by the Debtor or the Subsidiary is attached hereto as Exhibit B, including, without limitation, all machinery and other goods, furniture, fixtures, furnishings, office supplies, appliances and all other similar types of tangible personal property of whatever nature (whether or not the same constitute fixtures) and all parts thereof

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                                    and all accessions thereto, together with
                                    all parts, fittings, special tools,
                                    alterations, substitutions, replacements and accessions thereto;

                           (vi) all claims, awards and payments made as a result of the exercise of the right of eminent domain, condemnation or expropriation against property or any part thereof (the "Property") subject to any of the leases now held by the Debtor or the Subsidiary in Canada (the "Leases"), a list of the Leases now held by the Debtor and the Subsidiary is set forth on Exhibit B hereto, or payments received in lieu of the exercise of any such right, all rents, income or profits arising as from or in connection with any of the Leases, all compensation received as damages for injury to the Property, all proceeds from insurance on improvements to the Property, and all proceeds of any sale, assignment or subletting of any of the Leases (collectively, the "Lease Proceeds");";

         (d) section 1.1(c) is hereby deleted in its entirety and the following substituted therefor;

                           "(c) charges as and by way of a floating charge to and in favour of the Secured Party all of the Debtor's and the subsidiary's right, title and interest in and to all of their respective presently owned or held, real, immoveable and leasehold property, including, without limitation the leasehold property described in Exhibit B, and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto, including all structures, plant and other fixtures (all of which is collectively called the "Real Property");";

         (e) Section 1.3 of the Security Agreement is hereby deleted in its entirety;

         (f) The following paragraph is added immediately after Section 2.1 of the Security Agreement:

                           "In consideration of the continuation of the Security Interest hereunder and continuation of the security interest granted pursuant to the U.S. Documents (as herein defined), the Secured Party hereby waives and forgives the accrued and unpaid interest on the Notes in the aggregate amount of U.S.$620,000;

         (g) Section 2.2 of the Security Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "2.2 This Agreement is being executed and delivered to secure, and Security Interests herein granted shall secure: (a) full payment and performance of all of the indebtedness and obligations owing to the Secured Party by the Debtor under the Note, Stock Purchase and Warrant

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                           Agreement and the Notes, whether for principal,
                           interest, costs, fees, expenses or otherwise, (b) all covenants of the Debtor and of the Subsidiary under this Agreement and all covenants of the Debtor under the Note, Stock Purchase and Warrant Agreement, in each case including all renewals, extensions and modifications thereof, and (c) all reasonable costs and expenses incurred by the Secured Party in collecting the indebtedness evidenced by the Notes or otherwise enforcing its rights under this Agreement, the Note, Stock Purchase and Warrant Agreement or the Notes, including without limitation, reasonable attorneys' fees. All of such debts, indebtedness, liabilities, covenants and duties referred to in (a),
                           (b) and (c) of this Section 2.2 are hereafter collectively referred to as the "Secured Obligations".

         (h) Section 14.2 is hereby amended by deleting the address of the Debtor and the Subsidiary set forth therein and by inserting the following address in lieu thereof:

                           "1190 Hornby Street, Vancouver, British Columbia, Canada, V6Z 2K5".

2.       Conditions Precedent.
         --------------------

         The Secured Party's obligation to enter into this Modification Agreement is subject to the satisfaction, on or prior to the date hereof, of the following conditions:

         (a) The Secured Party, the Debtor and the Subsidiary shall have entered into the Amended and Restated Note, Stock Purchase and Warrant Agreement; and

         (b) The U.S. Security Agreement (as defined in the Security Agreement) among, inter alia, the Company and the Secured Party dated as of October 6, 1999 and documents related thereto shall have been amended as provided for in the Amended and Restated Note, Stock Purchase and Warrant Agreement.

3.       General Provisions
         ------------------

         (a) All covenants, clauses, agreements, provisos, stipulations, conditions, powers, matters and things whatsoever contained in the Security Agreement as amended hereby, are hereby confirmed by each of the Secured Party, the Debtor and the Subsidiary and shall continue in full force and effect, save as expressly amended hereby.

         (b) This Modification Agreement shall from the date hereof and without prejudice to the rights and priorities of the Secured Party as against the Debtor and the Subsidiary or any subsequent encumbrancer, be read and construed along with the Security Agreement and be treated as a part thereof and for such purposes and so far as may be necessary to effectuate these presents, the Security Agreement shall be regarded as being hereby amended and the Security Agreement as so amended together with all of the covenants, clauses, agreements, provisos, stipulations, conditions, powers, matters and things whatsoever contained in the Security Agreement shall continue in full force and effect.

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         (c)      The Debtor and Subsidiary covenant and agree to keep, observe and perform each and every one of the terms, covenants and conditions on the part of the Debtor and Subsidiary to be kept, observed and performed in the Security Agreement as modified by this Modification Agreement in accordance with the terms thereof and hereof.

         (d) This Modification Agreement and everything herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.       Governing Law
         -------------

         THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE LAWS OF CANADA APPLICABLE THEREIN WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES.

5.       Counterpart and Facsimile Execution
         -----------------------------------

         This Modification Agreement may be signed in as many counterparts as may be necessary and delivered by facsimile each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same Modification Agreement.

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                  IN WITNESS WHEREOF this Modification Agreement has been
executed this 12 day of December, 2001.

DEBTOR:

ELEPHANT & CASTLE GROUP INC.


By:      _____________________________
         Name:  Rick Bryant
         Title: President and CEO

SUBSIDIARY:

THE ELEPHANT AND CASTLE CANADA INC.


By:      _____________________________
         Name:  Rick Bryant
         Title: President and CEO

SECURED PARTY:

GE INVESTMENT PRIVATE PARTNERS II, A LIMITED
PARTNERSHIP
By: GE Asset Management Incorporated,
its General Partner


By:      _____________________________
         Name:
         Title:

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